Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES

FOURTH-QUARTER AND 2017 FINANCIAL RESULTS

Record Quarterly and Full-Year Revenues

Record Full-Year Digital, Mobile and In-Game Revenues

Record Full-Year Operating Cash Flow of $2.2 Billion

Santa Monica, CA – February 8, 2018 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced fourth-quarter and 2017 results.

“This was a record quarter to cap off a record year for Activision Blizzard,” said Bobby Kotick, Chief Executive Officer of Activision Blizzard. “In 2017, our community reached new milestones for engagement, our business delivered record revenues and cash flows, and we made important progress in building future growth opportunities such as the Overwatch League™. We couldn’t be more excited for the opportunities ahead in 2018 to continue serving our players and fans.”

Financial Metrics:

	Fourth Quarter			Calendar Year
		Prior
(in millions, except EPS)	2017	Outlook*	2016	2017		2016
GAAP Net Revenues	$2,043	$1,700	$2,014	$7,017		$6,608
Impact of GAAP deferralsA	$597	$635	$438	$139		$(9)

GAAP EPS	$(0.77)**	$0.10	$0.33	$0.36	**	$1.28
Non-GAAP EPS	$0.49	$0.36	$0.65	$2.21		$2.18
Impact of GAAP deferralsA	$0.45	$0.46	$0.27	$0.07		$0.02

* Prior outlook was provided by the company on November 2, 2017 in its earnings release.

** GAAP EPS includes incremental expense ($1.03 for the fourth quarter and $1.04 for the full year 2017) due to the impact of significant discrete tax-related items, including amounts related to changes in tax laws (including a reasonable estimate of the impact of the Tax Cuts and Jobs Act enacted in December 2017, as provided for in accordance with Securities and Exchange Commission guidance), and amounts related to the potential or final resolution of tax positions, and other unusual or unique tax-related items and activities. Activision Blizzard will provide additional information relating to these items in our Form 10-K for the year ending December 31, 2017.

For the year ended December 31, 2017, Activision Blizzard’s net revenues presented in accordance with GAAP were a record $7.02 billion, as compared with $6.61 billion for 2016. GAAP net revenues from digital channels were a record $5.48 billion. GAAP operating margin was 19%. For the year ended December 31, 2017, Activision Blizzard recognized approximately $1.04 per share in

Activision Blizzard Announces Q4 2017 Financial Results

incremental GAAP expense due to the impact of significant discrete tax-related items, primarily related to the impact of the Tax Cuts and Jobs Act enacted in December 2017. GAAP earnings per diluted share were $0.36, which would have been a record $1.39 when adjusted to exclude significant discrete tax-related items, as compared with $1.28 for 2016. On a non-GAAP basis, Activision Blizzard’s operating margin was 33% and earnings per diluted share were a record $2.21, as compared with $2.18 for 2016.

For the quarter ended December 31, 2017, Activision Blizzard’s net revenues presented in accordance with GAAP were an all-quarter record $2.04 billion, as compared with $2.01 billion for the fourth quarter of 2016. GAAP net revenues from digital channels were $1.43 billion. GAAP operating margin was 11%. For the quarter ended December 31, 2017, Activision Blizzard recognized approximately $1.03 per share in incremental GAAP expense due to the impact of significant discrete tax-related items, primarily related to the impact of the Tax Cuts and Jobs Act enacted in December 2017. GAAP loss per share was $0.77, or earnings per diluted share of $0.27 when adjusted to exclude significant discrete tax-related items, as compared with earnings per diluted share of $0.33 for the fourth quarter of 2016. On a non-GAAP basis, Activision Blizzard’s operating margin was 25% and earnings per diluted share were $0.49, as compared with $0.65 for the fourth quarter of 2016.

Activision Blizzard generated a record $2.21 billion in operating cash flow for the year ended December 31, 2017, as compared to $2.16 billion for 2016. For the quarter, operating cash flows were $1.16 billion.

Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Operating Metric:

Net bookings is an operating metric that is defined as the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others.

For the year ended December 31, 2017, Activision Blizzard’s net bookingsB were a record $7.16 billion, as compared with $6.60 billion for 2016. Net bookingsB from digital channels were a record $5.43 billion, as compared with $5.22 billion for 2016.

For the quarter ended December 31, 2017, Activision Blizzard’s net bookingsB were an all-quarter record $2.64 billion, as compared with $2.45 billion for the fourth quarter of 2016. Net bookingsB from digital channels were an all-quarter record $1.62 billion, as compared with $1.52 billion for the fourth quarter of 2016.

Selected Business Highlights:

Activision Blizzard’s success in 2017 shows the enduring nature of our franchises, and that our communities value innovation and new experiences from our inspired teams.

Activision Blizzard Announces Q4 2017 Financial Results

Audience Reach

•                 Activision Blizzard had 385 million Monthly Active Users (MAUs)C in the quarter, up from 384 million last quarter.

•                 King had 290 million MAUsC, down 1% quarter-over-quarter, while time spent per player reached a record of 37 minutes per day. MAUs C for the Candy CrushTM franchise grew slightly quarter-over-quarter while also driving increased time spent per player.

•                 Activision had 55 million MAUsC for the quarter, up 12% quarter-over-quarter and matching its prior quarterly record, driven by the successful launches of Call of Duty®: WWII and Destiny 2. For the year, Activision had the top two-grossing console game releases in North America and two of the top-five grossing console game releases worldwide.1

•                 Activision’s Call of Duty: WWII was the top-grossing console game of the year globally1, with the franchise’s biggest launch quarter sell-through on current-generation consoles. The game set a Sony PlayStation milestone as the biggest day 1 digital release ever.2 Call of Duty has been the number one franchise globally for 8 of the last 9 years.1

•                 Activision and Bungie’s Destiny 2 was the second-highest-grossing console game in North America for the year1, had the largest PC launch in Activision history based on units, and had a higher attach rate on its first expansion than Destiny 1.

•                 Activision’s Crash BandicootTM N. Sane Trilogy was the number one-selling remastered collection in PS4 history.1

•                 Blizzard had 40 million MAUsC for the quarter. While down sequentially, this is the 6th quarter in a row with 40 million or more MAUsC, primarily driven by Overwatch® and Hearthstone®.

Deep Engagement

•                 For the second quarter in a row, players spent over 50 minutes per day in Activision, Blizzard, and King games, in line with some of the most engaging online connected platforms in the world.

•                 The inaugural season of the Overwatch League started on January 10 with 12 world-class team owners from across the globe, multiple league and team-level sponsors, a premium viewing experience and a robust distribution strategy. In its first week, the Overwatch League reached more than 10 million unique viewers across the world with an average audience of more than 280,000 on a per minute basis.

•                 The Call of Duty World League, which kicked off in December, has sold out each of its World League Global Open events. The launch event in Dallas had more than double the viewership hours of last year’s launch event.

Player Investment

•                 Activision Blizzard delivered a fourth-quarter record of over $1 billion of in-game net bookingsB, and an annual record of over $4 billion of in-game net bookingsB.

Activision Blizzard Announces Q4 2017 Financial Results

•                 King grew segment revenues and operating income year-over-year, delivered record mobile net bookingsB in 2017, and increased its average net bookingsB per paying user by a double-digit percentage year-over-year. This quarter, King had two of the top-10 highest-grossing titles in the U.S. mobile app stores for the seventeenth quarter in a row, with Candy Crush Saga™ and Candy Crush Soda SagaTM at #1 and #2, respectively.3 The Candy Crush franchise grew consumer spend sequentially for the fourth quarter in a row.

•                 Activision delivered record segment operating income of over $1 billion with record operating margin of 38%. Activision offered compelling downloadable content offerings, including Zombies Chronicles for Call of Duty: Black Ops III, Destiny 2’s expansion pass, Call of Duty: WWII’s season pass, and additional live features, services and content.

•                 Blizzard delivered record segment revenues and operating income for a year with no major game release, as they continued to deliver continuous content across franchises including Overwatch, Hearthstone, and World of Warcraft®.

Company Outlook:

(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook	Impact of GAAP deferralsA

CY 2018
Net Revenues	$7,350	$7,350	$100
EPS	$1.78	$2.45	$0.05
Fully Diluted Shares	776	776

Q1 2018
Net Revenues	$1,820	$1,820	$(540)
EPS	$0.47	$0.65	$(0.34)
Fully Diluted Shares	771	771

Net bookingsB (operating metric) is expected to be $7.45 billion for 2018 and $1.28 billion for the first quarter of 2018.

Currency Assumptions for 2018 Outlook:

•                 $1.20 USD/Euro for current outlook (vs. average of $1.12 for 2017 and $1.11 for 2016); and

•                 $1.37 USD/British Pound Sterling for current outlook (vs. average of $1.30 for 2017 and $1.36 for 2016).

•                 Note: Our financial guidance includes the forecasted impact of our FX cash flow hedging program.

Capital Allocation:

The Board of Directors declared a cash dividend of $0.34 per common share, payable on May 9, 2018 to shareholders of record at the close of business on March 30, 2018, which represents a 13% increase from 2017. Additionally, the Board of Directors authorized over $1 billion of further debt paydown during 2018.

Activision Blizzard Announces Q4 2017 Financial Results

Conference Call:

Today at 4:30 p.m. EST, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended December 31, 2017 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 888-515-2235 in the U.S. with passcode 1423198.

About Activision Blizzard:

Activision Blizzard, Inc., a member of the Fortune 500 and S&P 500, is the world’s most successful standalone interactive entertainment company. We delight hundreds of millions of monthly active users around the world through franchises including Activision’s Call of Duty®, Destiny and Skylanders®, Blizzard Entertainment’s World of Warcraft®, Overwatch®, Hearthstone®, Diablo®, StarCraft®, and Heroes of the Storm®, and King’s Candy Crush™,  Bubble Witch™, and Farm Heroes™. The company is one of the Fortune “100 Best Companies To Work For®.” Headquartered in Santa Monica, California, Activision Blizzard has operations throughout the world, and its games are played in 196 countries. More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

Please see the “Investor Relations” area of www.activisionblizzard.com for answers to frequently asked questions regarding the upcoming adoption in the first quarter of 2018 of ASC 606, a new accounting standard related to GAAP revenue recognition.

1 Based on data from the NPD Group, GfK, GSD and internal estimates.

2 Based on blog.us.playstation.com.

3 U.S. ranking for Apple App Store and Google Play Store combined, per App Annie Intelligence for fourth quarter 2017.

A Net effect of accounting treatment from revenue deferrals on certain of our online enabled products. Some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable. As a result, we recognize revenues attributed to these game titles over their estimated service periods, which is generally less than a year. The related cost of revenues is deferred and recognized as an expense as the related revenues are recognized. Impact from changes in deferrals refers to the net effect from revenue deferrals accounting treatment for the purposes of revenues, along with, for the purposes of EPS, the related cost of revenues deferrals treatment and the related tax impacts. Internally, management excludes the impact of this change in deferred revenues and related cost of revenues when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers. In addition, management believes excluding the change in deferred revenues and the related cost of revenues provides a much more timely indication of trends in our operating results.

B Net bookings is an operating metric that is defined as the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others.

Activision Blizzard Announces Q4 2017 Financial Results

C Monthly Active User (“MAU”) Definition: We monitor MAUs as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user.

Non-GAAP Financial Measures: As a supplement to our financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net income (loss), earnings (loss) per share, and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. When relevant, the company also provides constant FX information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation).  The non-GAAP financial measures exclude the following items, as applicable in any given reporting period and our outlook:

•      expenses related to stock-based compensation;

•      the amortization of intangibles from purchase price accounting;

•      fees and other expenses related to the King acquisition, inclusive of related debt financings, and refinancing of long-term debt, including penalties and the write off of unamortized discount and deferred financing costs;

•      restructuring charges;

•      other non-cash charges from reclassification of certain cumulative translation adjustments into earnings as required by GAAP;

•      the income tax adjustments associated with any of the above items (tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results); and

•      significant discrete tax-related items, including amounts related to changes in tax laws (including the Tax Cuts and Jobs Act enacted in December 2017), amounts related to the potential or final resolution of tax positions, and other unusual or unique tax-related items and activities.

In the future, Activision Blizzard may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance. In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results, or future outlook. Additionally, we consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Internally, management uses these non-GAAP financial measures, along with others, in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Activision Blizzard Announces Q4 2017 Financial Results

Cautionary Note Regarding Forward-looking Statements: The statements contained herein that are not historical facts are forward-looking statements, including, but not limited to, statements about: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives, including those related to releases of products and services; (3) statements of future financial or operating performance, including the impact of tax items thereon; and (4) statements of assumptions underlying such statements. The company generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plan,” “plans,” “believes,” “may,” “might,” “expects,” “intends,” “intends as,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming,” and other similar expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risks, reflect management’s current expectations, estimates and projections about our business, and are inherently uncertain and difficult to predict.

The company cautions that a number of important factors could cause Activision Blizzard’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: sales levels of Activision Blizzard’s titles, products and services; concentration of revenue among a small number of titles; Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres, and preferences among platforms; the diversion of management time and attention to issues relating to the operations of our acquired or newly started businesses; the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt; the adoption rate and availability of new hardware (including peripherals) and related software; counterparty risks relating to customers, licensees, licensors and manufacturers; maintenance of relationships with key personnel, customers, financing providers, licensees, licensors, manufacturers, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high-quality titles, products and services; risks relating to the expansion into new businesses, including the potential impact on our existing businesses; changing business models within the video game industry, including digital delivery of content and the increased prevalence of free-to-play games; product delays or defects; competition, including from other forms of entertainment; rapid changes in technology and industry standards; possible declines in software pricing; product returns and price protection; the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion; the seasonal and cyclical nature of the interactive entertainment market; the outcome of current or future tax disputes; litigation risks and associated costs; protection of proprietary rights; shifts in consumer spending trends; capital market risks; the impact of applicable regulations; domestic and international economic, financial and political conditions and policies; tax rates and foreign exchange rates; the impact of the current macroeconomic environment; and the other factors identified in “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016.

The forward-looking statements in this press release are based on information available to the company at this time and we assume no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

Activision Blizzard, Inc.

Investors and Analysts:

ir@activisionblizzard.com

or

Press:

pr@activisionblizzard.com

###

(Tables to Follow)

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (Amounts in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net revenues
Product sales	$737	$696	$2,110	$2,196
Subscription, licensing, and other revenues[1]	1,306	1,318	4,907	4,412
Total net revenues	2,043	2,014	7,017	6,608

Costs and expenses
Cost of revenues—product sales:
Product costs	310	313	733	741
Software royalties, amortization, and intellectual property licenses	101	80	300	331
Cost of revenues—subscription, licensing, and other:
Game operations and distribution costs	268	230	984	851
Software royalties, amortization, and intellectual property licenses	124	153	484	471
Product development	318	285	1,069	958
Sales and marketing	479	380	1,378	1,210
General and administrative	222	148	760	634
Total costs and expenses	1,822	1,589	5,708	5,196

Operating income	221	425	1,309	1,412
Interest and other expense (income), net	36	43	146	214
Loss on extinguishment of debt	—	82	12	92
Income before income tax expense	185	300	1,151	1,106

Income tax expense	769	46	878	140

Net income (loss)	$(584)	$254	$273	$966

Basic earnings (loss) per common share	$(0.77)	$0.34	$0.36	$1.30
Weighted average common shares outstanding	757	744	754	740

Diluted earnings (loss) per common share	$(0.77)	$0.33	$0.36	$1.28
Weighted average common shares outstanding assuming dilution	757	757	766	754

1                    Subscription, licensing, and other revenues represent revenues from World of Warcraft subscriptions, licensing royalties from our products and franchises, value-added services, downloadable content, microtransactions, and other miscellaneous revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Amounts in millions)

	December 31, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$4,713	$3,245
Accounts receivable, net	918	732
Inventories, net	46	49
Software development	367	412
Other current assets	476	392
Total current assets	6,520	4,830
Software development	86	54
Property and equipment, net	294	258
Deferred income taxes, net	459	283
Other assets	489	401
Intangible assets, net	1,106	1,858
Goodwill	9,763	9,768
Total assets	$18,717	$17,452

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$323	$222
Deferred revenues	1,929	1,628
Accrued expenses and other liabilities	1,411	806
Total current liabilities	3,663	2,656
Long-term debt, net	4,390	4,887
Deferred income taxes, net	21	44
Other liabilities	1,181	746
Total liabilities	9,255	8,333

Shareholders’ equity
Common stock	—	—
Additional paid-in capital	10,747	10,442
Treasury stock	(5,563)	(5,563)
Retained earnings	4,916	4,869
Accumulated other comprehensive loss	(638)	(629)
Total shareholders’ equity	9,462	9,119
Total liabilities and shareholders’ equity	$18,717	$17,452

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (Amounts in millions)

	Year Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income	$273	$966
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(181)	(9)
Provision for inventories	33	42
Depreciation and amortization	888	829
Amortization of capitalized software development costs and intellectual property licenses[1]	311	321
Premium payment for early redemption of note	—	63
Amortization of debt discount, financing costs, and non-cash write-off due to extinguishment of debt	24	50
Share-based compensation expense[2]	176	147
Other	28	4
Changes in operating assets and liabilities, net of effect from business acquisitions:
Accounts receivable, net	(165)	84
Inventories	(26)	32
Software development and intellectual property licenses	(301)	(362)
Other assets	(146)	(10)
Deferred revenues	220	(35)
Accounts payable	85	(50)
Accrued expenses and other liabilities	994	83
Net cash provided by operating activities	2,213	2,155

Cash flows from investing activities:
Proceeds from maturities of available-for-sale investments	80	—
Purchases of available-for-sale investments	(135)	—
Acquisition of King, net of cash acquired	—	(4,588)
Release of cash in escrow	—	3,561
Capital expenditures	(155)	(136)
Other investing activities	13	(14)
Net cash used in investing activities	(197)	(1,177)

Cash flows from financing activities:
Proceeds from issuance of common stock to employees	178	106
Tax payment related to net share settlements on restricted stock units	(56)	(115)
Dividends paid	(226)	(195)
Proceeds from debt issuances, net of discounts	3,741	6,878
Repayment of long-term debt	(4,251)	(6,104)
Premium payment for early redemption of note	—	(63)
Other financing activities	(10)	(7)
Net cash (used in) provided by financing activities	(624)	500

Effect of foreign exchange rate changes on cash and cash equivalents	76	(56)

Net increase in cash and cash equivalents	1,468	1,422

Cash and cash equivalents at beginning of period	3,245	1,823

Cash and cash equivalents at end of period	$4,713	$3,245

1 Excludes deferral and amortization of share-based compensation expense.

2 Includes the net effects of capitalization, deferral, and amortization of share-based compensation expense.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SUPPLEMENTAL CASH FLOW INFORMATION

(Amounts in millions)

	Three Months Ended					Year over Year	Three Months Ended				Year over Year
	December 31,	March 31,	June 30,	September 30,	December 31,	% Increase	March 31,	June 30,	September 30,	December 31,	% Increase
	2015	2016	2016	2016	2016	(Decrease)	2017	2017	2017	2017	(Decrease)
Cash Flow Data
Operating Cash Flow	$1,063	$337	$503	$456	$859	(19)%	$411	$265	$379	$1,158	35%
Capital Expenditures	16	27	44	28	37	131	21	31	34	69	86
Non-GAAP Free Cash Flow[1]	1,047	310	459	428	822	(21)	390	234	345	1,089	32

Operating Cash Flow - TTM[2]	1,259	1,373	1,732	2,359	2,155	71	2,229	1,991	1,914	2,213	3
Capital Expenditures - TTM[2]	111	117	133	115	136	23	130	117	123	155	14
Non-GAAP Free Cash Flow - TTM[2]	$1,148	$1,256	$1,599	$2,244	$2,019	76%	$2,099	$1,874	$1,791	$2,058	2%

1 Non-GAAP free cash flow represents operating cash flow minus capital expenditures.

2 TTM represents trailing twelve months.  Operating Cash Flow for the three months ended March 31, 2015, three months ended June 30, 2015, and three months ended September 30, 2015 was $223 million, $144 million, and $(171) million, respectively.  Capital Expenditures for the three months ended March 31, 2015, three months ended June 30, 2015, and three months ended September 30, 2015, was $21 million, $28 million, and $46 million, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES (Amounts in millions, except per share data)

Three Months Ended December 31, 2017	Net Revenues	Cost of Revenues— Product Sales: Product Costs	Cost of Revenues— Product Sales: Software Royalties and Amortization	Cost of Revenues— Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues— Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$2,043	$310	$101	$268	$124	$318	$479	$222	$1,822
Share-based compensation[1]	—	—	(2)	—	(2)	(16)	(4)	(34)	(58)
Amortization of intangible assets[2]	—	—	(3)	—	(104)	—	(76)	(2)	(185)
Fees and other expenses related to the King Acquisition[3]	—	—	—	—	—	—	—	(3)	(3)
Restructuring costs[4]	—	—	—	—	—	—	—	(5)	(5)
Discrete tax-related items[5]	—	—	—	(10)	—	(6)	(16)	(7)	(39)
Non-GAAP Measurement	$2,043	$310	$96	$258	$18	$296	$383	$171	$1,532

Net effect of deferred revenues and related cost of revenues[6]	$597	$95	$52	$—	$9	$—	$—	$—	$156

	Operating Income	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$221	$(584)	$(0.77)	$(0.77)
Share-based compensation[1]	58	58	0.08	0.08
Amortization of intangible assets[2]	185	185	0.24	0.24
Fees and other expenses related to the King Acquisition[3]	3	3	—	—
Restructuring costs[4]	5	5	0.01	0.01
Income tax impacts from items above[7]	—	(86)	(0.11)	(0.11)
Discrete tax-related items[5]	39	794	1.05	1.03
Non-GAAP Measurement	$511	$375	$0.50	$0.49

Net effect of deferred revenues and related cost of revenues[6]	$441	$347	$0.45	$0.45

1                     Includes expenses related to share-based compensation.

2                     Reflects amortization of intangible assets from purchase price accounting.

3                     Reflects fees and other expenses related to the acquisition of King Digital Entertainment (“King Acquisition”), inclusive of related debt financings and integration costs.

4                     Reflects restructuring charges, primarily severance costs.

5                     Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws (including a reasonable estimate of the impact of the Tax Cuts and Jobs Act enacted in December 2017, as provided for in accordance with Securities and Exchange Commission guidance), amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities. Activision Blizzard will provide additional information in our forthcoming Form 10-K for the year ending December 31, 2017.

6                     Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

7                     Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES (Amounts in millions, except per share data)

Year Ended December 31, 2017	Net Revenues	Cost of Revenues— Product Sales: Product Costs	Cost of Revenues— Product Sales: Software Royalties and Amortization	Cost of Revenues— Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues— Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$7,017	$733	$300	$984	$484	$1,069	$1,378	$760	$5,708
Share-based compensation[1]	—	—	(10)	(1)	(3)	(57)	(15)	(92)	(178)
Amortization of intangible assets[2]	—	—	(3)	—	(438)	—	(308)	(8)	(757)
Fees and other expenses related to the King Acquisition[3]	—	—	—	—	—	—	—	(15)	(15)
Restructuring costs[4]	—	—	—	—	—	—	—	(15)	(15)
Other non-cash charges[5]	—	—	—	—	—	—	—	(14)	(14)
Discrete tax-related items[6]	—	—	—	(10)	—	(6)	(16)	(7)	(39)
Non-GAAP Measurement	$7,017	$733	$287	$973	$43	$1,006	$1,039	$609	$4,690

Net effect of deferred revenues and related cost of revenues[7]	$139	$25	$35	$1	$7	$—	$—	$—	$68

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$1,309	$273	$0.36	$0.36
Share-based compensation[1]	178	178	0.24	0.23
Amortization of intangible assets[2]	757	757	1.00	0.99
Fees and other expenses related to the King Acquisition[3]	15	22	0.03	0.03
Restructuring costs[4]	15	15	0.02	0.02
Other non-cash charges[5]	14	14	0.02	0.02
Loss on extinguishment of debt[8]	—	12	0.02	0.02
Income tax impacts from items above[9]	—	(368)	(0.49)	(0.48)
Discrete tax-related items[6]	39	794	1.05	1.04
Non-GAAP Measurement	$2,327	$1,697	$2.25	$2.21

Net effect of deferred revenues and related cost of revenues[7]	$71	$52	$0.07	$0.07

1                     Includes expenses related to share-based compensation.

2                     Reflects amortization of intangible assets from purchase price accounting.

3                     Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

4                     Reflects restructuring charges, primarily severance costs.

5                     Reflects a non-cash accounting charge to reclassify certain cumulative translation (gains) losses into earnings due to the substantial liquidation of certain of our foreign entities.

6                     Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws (including a reasonable estimate of the impact of the Tax Cuts and Jobs Act enacted in December 2017, as provided for in accordance with Securities and Exchange Commission guidance), amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities. Activision Blizzard will provide additional information in our forthcoming Form 10-K for the year ending December 31, 2017.

7                     Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

8                     Reflects the loss on extinguishment of debt from refinancing activities.

9                     Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES (Amounts in millions, except per share data)

Three Months Ended December 31, 2016	Net Revenues	Cost of Revenues— Product Sales: Product Costs	Cost of Revenues— Product Sales: Software Royalties and Amortization	Cost of Revenues— Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues— Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$2,014	$313	$80	$230	$153	$285	$380	$148	$1,589
Share-based compensation[1]	—	—	(4)	—	(2)	(13)	(3)	(18)	(40)
Amortization of intangible assets[2]	—	—	(5)	—	(127)	—	(78)	(2)	(212)
Fees and other expenses related to the King Acquisition[3]	—	—	—	—	—	—	—	(4)	(4)
Non-GAAP Measurement	$2,014	$313	$71	$230	$24	$272	$299	$124	$1,333

Net effect of deferred revenues and related cost of revenues[4]	$438	$102	$99	$5	$(6)	$—	$—	$—	$200

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$425	$254	$0.34	$0.33
Share-based compensation[1]	40	40	0.05	0.05
Amortization of intangible assets[2]	212	212	0.28	0.28
Fees and other expenses related to the King Acquisition[3]	4	6	0.01	0.01
Loss on extinguishment of debt[5]	—	82	0.11	0.11
Income tax impacts from items above[6]	—	(98)	(0.13)	(0.13)
Non-GAAP Measurement	$681	$496	$0.66	$0.65

Net effect of deferred revenues and related cost of revenues[4]	$238	$200	$0.27	$0.27

1                     Includes expenses related to share-based compensation.

2                     Reflects amortization of intangible assets from purchase price accounting.

3                     Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

4                     Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

5                     Reflects the loss on extinguishment of debt from refinancing activities.

6                     Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES (Amounts in millions, except per share data)

Year Ended December 31, 2016	Net Revenues	Cost of Revenues— Product Sales: Product Costs	Cost of Revenues— Product Sales: Software Royalties and Amortization	Cost of Revenues— Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues— Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$6,608	$741	$331	$851	$471	$958	$1,210	$634	$5,196
Share-based compensation[1]	—	—	(20)	(2)	(2)	(47)	(15)	(73)	(159)
Amortization of intangible assets[2]	—	—	(8)	—	(424)	—	(266)	(8)	(706)
Fees and other expenses related to the King Acquisition[3]	—	—	—	—	—	—	—	(47)	(47)
Non-GAAP Measurement	$6,608	$741	$303	$849	$45	$911	$929	$506	$4,284

Net effect of deferred revenues and related cost of revenues[4]	$(9)	$(39)	$3	$12	$5	$—	$—	$—	$(19)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$1,412	$966	$1.30	$1.28
Share-based compensation[1]	159	159	0.21	0.21
Amortization of intangible assets[2]	706	706	0.95	0.93
Fees and other expenses related to the King Acquisition[3]	47	54	0.07	0.07
Loss on extinguishment of debt[5]	—	92	0.12	0.12
Income tax impacts from items above[6]	—	(327)	(0.44)	(0.43)
Non-GAAP Measurement	$2,324	$1,650	$2.22	$2.18

Net effect of deferred revenues and related cost of revenues[4]	$10	$20	$0.03	$0.02

1                     Includes expenses related to share-based compensation.

2                     Reflects amortization of intangible assets from purchase price accounting.

3                     Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

4                     Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

5                     Reflects the loss on extinguishment of debt from refinancing activities.

6                     Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY DISTRIBUTION CHANNEL

For the Three Months and Year Ended December 31, 2017 and 2016

(Amounts in millions)

	Three Months Ended
	December 31, 2017		December 31, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Distribution Channel
Digital online channels[2]	$1,431	70%	$1,454	72%	$(23)	(2)%
Retail channels	335	16	372	18	(37)	(10)
Other[3]	277	14	188	9	89	47
Total consolidated net revenues	$2,043	100%	$2,014	100%	$29	1

Change in deferred revenues[4]
Digital online channels[2]	$184		$61
Retail channels	417		369
Other[3]	(4)		8
Total changes in deferred revenues	$597		$438

	Year Ended
	December 31, 2017		December 31, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Distribution Channel
Digital online channels[2]	$5,479	78%	$4,865	74%	$614	13%
Retail channels	1,033	15	1,386	21	(353)	(25)
Other[3]	505	7	357	5	148	41
Total consolidated net revenues	$7,017	100%	$6,608	100%	$409	6

Change in deferred revenues[4]
Digital online channels[2]	$(53)		$351
Retail channels	210		(368)
Other[3]	(18)		8
Total changes in deferred revenues	$139		$(9)

1                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2                    Net revenues from Digital online channels represent revenues from digitally-distributed subscriptions, licensing royalties, value-added services, downloadable content, microtransactions, and products.

3                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

4                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY PLATFORM

For the Three Months and Year Ended December 31, 2017 and 2016

(Amounts in millions)

	Three Months Ended
	December 31, 2017		December 31, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Platform
Console	$679	33%	$586	29%	$93	16%
PC	508	25	704	35	(196)	(28)
Mobile and ancillary[2]	579	28	536	27	43	8
Other[3]	277	14	188	9	89	47
Total consolidated net revenues	$2,043	100%	$2,014	100%	$29	1

Change in deferred revenues[4]
Console	$520		$499
PC	86		(68)
Mobile and ancillary[2]	(5)		(1)
Other[3]	(4)		8
Total changes in deferred revenues	$597		$438

	Year Ended
	December 31, 2017		December 31, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Platform
Console	$2,389	34%	$2,453	37%	$(64)	(3)%
PC	2,042	29	2,124	32	(82)	(4)
Mobile and ancillary[2]	2,081	30	1,674	25	407	24
Other[3]	505	7	357	5	148	41
Total consolidated net revenues	$7,017	100%	$6,608	100%	$409	6

Change in deferred revenues[4]
Console	$210		$(184)
PC	(67)		135
Mobile and ancillary[2]	14		32
Other[3]	(18)		8
Total changes in deferred revenues	$139		$(9)

1                     The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2                     Net revenues from Mobile and ancillary include revenues from mobile devices, as well as non-platform specific game related revenues such as standalone sales of toys and accessories from the Skylanders franchise and other physical merchandise and accessories.

3                     Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.

4                     Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY GEOGRAPHIC REGION

For the Three Months and Year Ended December 31, 2017 and 2016

(Amounts in millions)

	Three Months Ended
	December 31, 2017		December 31, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Geographic Region
Americas	$1,021	50%	$1,012	50%	$9	1%
EMEA[2]	780	38	693	34	87	13
Asia Pacific	242	12	309	15	(67)	(22)
Total consolidated net revenues	$2,043	100%	$2,014	100%	$29	1

Change in deferred revenues[3]
Americas	$333		$275
EMEA[2]	247		163
Asia Pacific	17		—
Total changes in deferred revenues	$597		$438

	Year Ended
	December 31, 2017		December 31, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Geographic Region
Americas	$3,607	51%	$3,423	52%	$184	5%
EMEA[2]	2,464	35	2,221	34	243	11
Asia Pacific	946	13	964	15	(18)	(2)
Total consolidated net revenues	$7,017	100%	$6,608	100%	$409	6

Change in deferred revenues[3]
Americas	$75		$(32)
EMEA[2]	88		(13)
Asia Pacific	(24)		36
Total changes in deferred revenues	$139		$(9)

1                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2                    Consists of the Europe, Middle East, and Africa geographic regions.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

OPERATING SEGMENTS INFORMATION For the Three Months and Year Ended December 31, 2017 and 2016 (Amounts in millions)

Three Months Ended:	December 31, 2017				December 31, 2016				$ Increase / (Decrease)				% Increase / (Decrease)
	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total
Segment Revenues
Net revenues from external customers	$1,337	$580	$516	$2,433	$1,151	$672	$436	$2,259	$186	$(92)	$80	$174	16%	(14)%	18%	8%
Intersegment net revenues[1]	—	19	—	19	—	—	—	—	—	19	—	19	—	—	—	—
Segment net revenues	$1,337	$599	$516	$2,452	$1,151	$672	$436	$2,259	$186	$(73)	$80	$193	16	(11)	18	9

Segment operating income	$634	$160	$162	$956	$479	$265	$156	$900	$155	$(105)	$6	$56	32%	(40)%	4%	6%

Operating Margin from Total Reportable Segments				39.0%				39.8%

Year Ended:	December 31, 2017				December 31, 2016				$ Increase / (Decrease)				% Increase / (Decrease)
	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total
Segment Revenues
Net revenues from external customers	$2,628	$2,120	$1,998	$6,746	$2,220	$2,439	$1,586	$6,245	$408	$(319)	$412	$501	18%	(13)%	26%	8%
Intersegment net revenues[1]	—	19	—	19	—	—	—	—	—	19	—	19	—	—	—	—
Segment net revenues	$2,628	$2,139	$1,998	$6,765	$2,220	$2,439	$1,586	$6,245	$408	$(300)	$412	$520	18	(12)	26	8

Segment operating income	$1,005	$712	$700	$2,417	$788	$995	$537	$2,320	$217	$(283)	$163	$97	28%	(28)%	30%	4%

Operating Margin from Total Reportable Segments				35.7%				37.1%

1       Intersegment revenues reflect licensing and service fees charged between segments.

Our operating segments are consistent with the manner in which our operations are reviewed and managed by our Chief Executive Officer, who is our chief operating decision maker (“CODM”). The CODM reviews segment performance exclusive of: the impact of the change in deferred revenues and related cost of revenues with respect to certain of our online-enabled games; share-based compensation expense; amortization of intangible assets as a result of purchase price accounting; fees and other expenses (including legal fees, costs, expenses and accruals) related to acquisitions, associated integration activities, and financings; certain restructuring costs; and other non-cash charges. See the following page for the reconciliation tables of segment revenues and operating income to consolidated net revenues and consolidated operating income.

Our operating segments are also consistent with our internal organization structure, the way we assess operating performance and allocate resources, and the availability of separate financial information. Due to change in our internal organization and reporting structure and how we manage the business, commencing with the second quarter of 2017, our Major League Gaming business, which was previously included in Other segments, is now included in the Blizzard segment.  We have also revised prior periods to reflect this change. We do not aggregate operating segments.

OPERATING SEGMENTS INFORMATION For the Three Months and Year Ended December 31, 2017 and 2016 (Amounts in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Reconciliation to consolidated net revenues:
Segment net revenues	$2,452	$2,259	$6,765	$6,245
Other segments[1]	207	193	410	354
Net effect from recognition (deferral) of deferred net revenues[2]	(597)	(438)	(139)	9
Elimination of intersegment revenues[3]	(19)	—	(19)	—
Consolidated net revenues	$2,043	$2,014	$7,017	$6,608

Reconciliation to consolidated income before income tax expense:
Segment operating income	$956	$900	$2,417	$2,320
Other segments[1]	(4)	19	(19)	14
Net effect from recognition (deferral) of deferred net revenues and related cost of revenues[2]	(441)	(238)	(71)	(10)
Share-based compensation expense	(58)	(40)	(178)	(159)
Amortization of intangible assets	(185)	(212)	(757)	(706)
Fees and other expenses related to the King Acquisition[4]	(3)	(4)	(15)	(47)
Restructuring costs[5]	(5)	—	(15)	—
Other non-cash charges[6]	—	—	(14)	—
Discrete tax-related items[7]	(39)	—	(39)	—
Consolidated operating income	221	425	1,309	1,412
Interest and other expense (income), net	36	43	146	214
Loss on extinguishment of debt	—	82	12	92
Consolidated income before income tax expense	$185	$300	$1,151	$1,106

1      Includes other income and expenses from operating segments managed outside the reportable segments, including our studios and distribution businesses. Also includes unallocated corporate income and expenses.

2      Reflects the net effect from (deferral) of revenues and recognition of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

3      Intersegment revenues reflect licensing and service fees charged between segments.

4      Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

5      Reflects restructuring charges, primarily severance costs.

6      Reflects a non-cash accounting charge to reclassify certain cumulative translation gains (losses) into earnings due to the substantial liquidation of certain of our foreign entities.

7      Reflects the impact of other unusual or unique tax-related items and activities.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

EBITDA and Adjusted EBITDA

For the Trailing Twelve Months Ended December 31, 2017

(Amounts in millions)

					Trailing Twelve Months Ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	December 31, 2017

GAAP Net Income (Loss)[1]	$426	$243	$188	$(584)	$273
Interest and other expense (income), net	40	34	37	36	146
Loss on extinguishment of debt	—	12	—	—	12
Provision for income taxes[1]	27	50	32	769	878
Depreciation and amortization	224	226	220	219	888
EBITDA	717	565	477	440	2,197

Share-based compensation expense[2]	33	39	47	58	178
Fees and other expenses related to the King Acquisition[3]	4	5	3	3	15
Restructuring costs[4]	11	—	—	5	15
Other non-cash charges[5]	16	(1)	(1)	—	14
Discrete tax-related items[6]	—	—	—	39	39
Adjusted EBITDA	$781	$608	$526	$545	$2,458

Change in deferred net revenues and related cost of revenues[7]	$(396)	$(105)	$132	$441	$71

1                    We recognized $69 million, $13 million, $15 million, and $15 million of excess tax benefits from share-based payments as an income tax benefit in the provision for income taxes for the three months ended March 31, June 30, September 30, and December 31, 2017, respectively. Provision for income taxes for the three months ended December 31, 2017 also includes an impact from significant discrete tax-related items, including amounts related to changes in tax laws (including a reasonable estimate of the impact of the Tax Cuts and Jobs Act enacted in December 2017, as provided for in accordance with Securities and Exchange Commission guidance), amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities.

2                    Includes expenses related to share-based compensation.

3                    Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

4                    Reflects restructuring charges, primarily severance costs.

5                    Reflects a non-cash accounting charge to reclassify certain cumulative translation (gains) losses into earnings due to the substantial liquidation of certain of our foreign entities.

6                    Reflects the impact of other unusual or unique tax-related items and activities.

7                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

Trailing twelve months amounts are presented as calculated. Therefore, the sum of the four quarters, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

Outlook for the Three Months Ending March 31, 2018 and Year Ending December 31, 2018

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

	Outlook for the	Outlook for the
	Three Months Ending	Year Ending
	March 31, 2018	December 31, 2018

Net Revenues[1]	$1,820	$7,350
Change in deferred revenues[2]	$(540)	$100

Earnings Per Diluted Share (GAAP)	$0.47	$1.78
Excluding the impact of:
Share-based compensation[3]	0.07	0.32
Amortization of intangible assets[4]	0.15	0.47
Loss on extinguishment of debt[5]	—	0.05
Income tax impacts from items above[6]	(0.05)	(0.17)
Earnings Per Diluted Share (Non-GAAP)	$0.65	$2.45

Net effect of deferred net revenues and related cost of revenues on Earnings Per Diluted Share[7]	$(0.34)	$0.05

1                    Net Revenues represents the revenue outlook for both GAAP and Non-GAAP as they are measured the same.

2                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

3                    Reflects expenses related to share-based compensation.

4                    Reflects amortization of intangible assets from purchase price accounting, including intangible assets from the King Acquisition.

5                    Reflects losses to be recognized from early extinguishments of debt.

6                    Reflects the income tax impacts associated with the above items. Due to the inherent uncertainties in share price and option exercise behavior, we do not generally forecast excess tax benefits or tax shortfalls.

7                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effect of taxes.

The per share adjustments and the GAAP and Non-GAAP earnings per share information are presented as calculated. Therefore the sum of these measures, as presented, may differ due to the impact of rounding.